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Gran Tierra Energy Inc.

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On April 24, 2015, Gran Tierra Energy Inc. made available the following presentation:

1 GRAN TIERRA ENERGY INC. Investor Presentation APRIL 2015

2 GRAN TIERRA ENERGY INC. Disclaimer This presentation contains disclosure respecting contingent resources . There can be no certainty that it will be commercially viable to produce any portion of the contingent resources . Please see the appendices to this presentation for important advisories relating to our contingent resources disclosure . This presentation contains opinions, forecasts, projections, statements of resource potential and other statements about future events or results that constitute forward - looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, "forward - looking statements") . Such forward - looking statements include, but are not limited to, statements about : future projected or target production and the growth of production ; our ability to grow in both the near and long term ; estimates of reserve life index ; our possible creation of new core assets ; estimated reserves growth and estimated barrels of oil equivalent gross working interest in 2015 ; our prospects ; the plans, objectives, expectations and intentions of the company regarding production, exploration, drilling, testing and development ; Gran Tierra’s 2015 capital program and financial position and the future development of the company’s business . Statements respecting reserves and resources are forward - looking statements as they involve the implied assessment, based on estimates and assumptions, that the reserves and resources described exist in the quantities predicted or estimated and can be profitably produced in the future . The forward - looking statements contained in this presentation reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, assumptions relating to log evaluations, the accuracy of reserves estimates, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, the accuracy of testing and production results and seismic data, pricing and cost estimates, rig availability, the effects of drilling down - dip, the effects of waterflood and multi - stage fracture stimulation operations, the extent and effect of delivery disruptions, and the general continuance of current or, where applicable, assumed operational, regulatory and industry conditions, and the ability of Gran Tierra to execute its current business and operational plans in the manner currently planned . Gran Tierra believes the material factors, expectations and assumptions reflected in the forward - looking statements are reasonable at this time but no assurance can be given that these factors, expectations and assumptions will prove to be correct . Among the important factors that could cause actual results to differ materially from those indicated by the forward - looking statements in this presentation are : Gran Tierra’s operations are located in South America, and unexpected problems can arise due to guerilla activity ; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products ; geographic, political and weather conditions can impact the production, transport or sale of our products ; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts ; the risk that unexpected delays and difficulties in developing currently owned properties may occur ; the failure of exploratory drilling to result in commercial wells ; unexpected delays due to the limited availability of drilling equipment and personnel ; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption "Item 1 A - Risk Factors" in Gran Tierra's Annual Report on Form 10 - K for the year ending December 31 , 2014 , filed with the Securities and Exchange Commission on March 2 , 2015 . These filings are available on the Web site maintained by the Securities and Exchange Commission at http : //www . sec . gov and on SEDAR at www . sedar . com . Although the current capital spending program of Gran Tierra is based upon the current expectations of the management of Gran Tierra, should any one of a number of issues arise, Gran Tierra may find it necessary to alter its current business strategy and/or capital spending program and there can be no assurance as at the date of this presentation as to how those funds may be reallocated or strategy changed . All forward - looking statements are made as of the date of this presentation and the fact that this presentation remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward - looking statements continue to be true as of any subsequent date . Actual results may vary materially from the expected results expressed in forward - looking statements . Gran Tierra disclaims any intention or obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities laws . Gran Tierra’s forward - looking statements are expressly qualified in their entirety by this cautionary statement . Readers are advised that the purpose of the financial outlook provided in this presentation is to give a high - level overview of the Gran Tierra’s anticipated financial position in 2015 and such financial outlook may not be appropriate for other purposes . Boe’s may be misleading particularly if used in isolation . A Boe conversion ratio of 6 thousand cubic feet of gas to 1 barrel of oil is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead . In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a Boe conversion ratio of 6 MMCF : 1 bbl would be misleading as an indication of value . The estimates of reserves and future net revenue for individual properties may not reflect the same confidence level as estimates of reserves and future net revenue for all properties due to the effects of aggregation . Possible reserves are those additional reserves that are less certain to be recovered than probable reserves .

3 GRAN TIERRA ENERGY INC. Important Information and Where to Find It Gran Tierra, Inc . , its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with Gran Tierra’s 2015 Annual Meeting of Stockholders . Gran Tierra intends to file with the SEC and provide to its stockholders a proxy statement and a WHITE proxy card in connection with such solicitation . GRAN TIERRA STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION . Information regarding the names of Gran Tierra’s directors and executive officers and their respective interests in Gran Tierra by security holdings or otherwise is set forth in Gran Tierra’s proxy statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on April 30 , 2014 , which documents are available at Gran Tierra’s investor relations page on Gran Tierra’s website at www . grantierra . com . To the extent holdings of such participants in Gran Tierra’s securities have changed since the amounts described in the proxy statement, or if a particular participant’s holdings are not set forth in the proxy statement, such holdings (or changes thereto) have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC . Information regarding the special interests of such participants, if any, in the matters to be voted on at Gran Tierra’s 2015 Annual Meeting of Stockholders will be included in the proxy statement referred to above . You can obtain free copies of these referenced documents as described below . These documents, including any proxy statement (and amendments or supplements thereto) to be filed, and any other relevant documents and other material filed by Gran Tierra with the SEC, are or will be available for no charge at the SEC's website at www . sec . gov and at Gran Tierra’s investor relations page on Gran Tierra’s website at www . grantierra . com . Copies may also be obtained free of charge by contacting Gran Tierra Investor Relations by mail at Gran Tierra Energy Inc . , Investor Relations, 200 , 150 13 th Avenue S . W . , Calgary, Alberta, Canada T 2 R 0 V 2 .

4 GRAN TIERRA ENERGY INC. Company Summary PRODUCTION FROM CONTINUING OPERATIONS: 25,182 BOEPD* before inventory adjustments (FY 2014 average ) RESERVES: 49.9 MMBOE Proved ** 49.1 MMBOE Proved *** LAND: 9.9 MM acres gross at December 31, 2014 * Gross company interest **As at December 31, 2014 SEC compliant gross company interest ***As at December 31, 2014, COGEH and NI51 - 101 compliant gross company interest Portfolio to Fuel Growth COLOMBIA: • Reserves , production, cash flow platform and diverse inventory of exploration potential in multiple proven hydrocarbon bearing basins. PERU : • Mapped inventory of step change exploration prospects. BRAZIL : • Exploration and production in Recôncavo Basin and new emerging play. $ 150 Million Available Bank Line $0 drawn

5 GRAN TIERRA ENERGY INC. Value Creation Strategy Risk Managed Value Creation is Central to Gran Tierra’s Strategy Financial Flexibility • Strong balance sheet, no debt Strong Production Base • Long reserve life index Portfolio of Opportunities • Colombia production and diverse assets CSR and Safety Focus • Award winning CSR programs • Sustainable value returns to communities within area of operations Cost Optimization Achievements to date: • Capital spend and program alignment • 2015 G&A projected reductions of 22% or $1.72/ bbl • Implemented OPEX reduction initiatives contributing approximately $0.65/ bbl in Q1 savings in Colombia • Renegotiated tariffs and agreements with service providers MANAGING RISK to MAXIMIZE VALUE CREATION

6 GRAN TIERRA ENERGY INC.

7 GRAN TIERRA ENERGY INC. Company Reserves 0 50 100 150 200 2006 2007 2008 2009 2010 2011 2012 2013 2014 Proved Probable Possible MMBOE* COMPANY GROSS WI RESERVES AT DEC. 31, 2014 Colombia And Brazil MMBOE (SEC) Colombia And Brazil MMBOE (COGEH) Proved 49.9 49.1 Probable 17.9 17.8 Proved plus Probable 67.8 66.9 Possible 20.6 21.2 Proved plus Probable plus Possible 88.4 88.1 • Based on SEC Gross WI reserves and 2014 gross working interest production: • 1P RLI of 5 years • 2P RLI of 7 years • 3P RLI of 10 years * Gas converted at 6MMcf to 1bbl **Refer to Contingent Resource Advisory in the Appendix section at the end of this presentation Reserves presented in the above table are gross company interest at year end in the respective years Note: columns may not add due to rounding • Reserve change from 2013 to 2014 largely due to the reclassification of Bretaña Reserves in Peru to contingent r esources **

8 GRAN TIERRA ENERGY INC. Land, Reserves and Resources by Country GROSS WI RESERVES AT DEC. 31, 2014 MMBOE (SEC) MMBOE (COGEH) Proved 46.6 45.8 Probable 15.6 15.6 Proved plus Probable 62.2 61.5 Possible 17.7 18.3 Proved plus Probable plus Possible 79.9 79.7 Note: columns may not add due to rounding Colombia GROSS WI RESERVES AT DEC. 31, 2014 MMBOE (SEC) MMBOE (COGEH) Proved 3.3 3.3 Probable 2.3 2.2 Proved plus Probable 5.6 5.5 Possible 2.9 2.9 Proved plus Probable plus Possible 8.5 8.4 Brazil GROSS WI CONTINGENT RESOURCES AT JAN. 31, 2015** MMBOE (COGEH) P90 Low Estimate Contingent Resources (1C) 32.9 P50 Best Estimate Contingent Resources (2C) 53.5 P10 High Estimate Contingent Resources (3C) 79.3 Peru Note: columns may not add due to rounding **Refer to Contingent Resource Advisory in the Appendix section at the end of this presentation 31 BLOCKS: COLOMBIA, PERU AND BRAZIL* 9.9 Million gross acres * (9.3 Million net acres) 0 10 20 30 40 50 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 *2014 acreage and blocks as at December 31, 2014

9 GRAN TIERRA ENERGY INC. Production BOEPD GROSS WI 2015 Production Guidance Gross WI (99% oil) Fourth Quarter 2014 Production: 23,896 BOEPD GROSS WI * 22,500 BOEPD * * Before inventory adjustments and losses 21,500 to 0 5000 10000 15000 20000 25000 30000 35000 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014

10 GRAN TIERRA ENERGY INC.

Core Growth in Colombia

Growth Through Exploration, Development and Capture of Inorganic Growth Opportunities

- Multiple acquisition opportunities are currently under evaluation that offer significant potential for reserves and production growth
- #1 landholder, reserve holder and producer in Putumayo Basin
- Costayaco Field, production platform funding growth
- Growing reserves and production at the Moqueta Field
- Exploration upside associated on-trend acreage and exposure to new prolific play type

Additional Exploration Upside

LLANOS BASIN: Exploration and production with recent oil discoveries

Creation of New Core Areas

SINU-SAN JACINTO BASIN: New exploration concept in a proven petroleum system. Seismic data acquired and drillable prospects mapped. Anticipate drilling Sinu-3 well in Q3 2016.

CAUCA BASIN: Frontier exploration with active petroleum generating system and analogous geology to Middle Magdalena Basin. Seismic data acquired and drillable prospects mapped. Anticipate drilling Cauca 7 strat well in Q3 2016.


PANAMA
Sinú-San Jacinto Basin
Magdalena Basin
VENEZUELA
Llanos Basin
Bogota
Cauca Basin
COLOMBIA
Putumayo Basin
ECUADOR
PERU
Operated property
Basin
Pipelines
City

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GRAN TIERRA ENERGY INC.

12 GRAN TIERRA ENERGY INC. Putumayo Basin – Core Position • Under - explored basin • Dominant land position in foothills trend with a prolific hydrocarbon system • Recently acquired new Blocks; Put - 31 and farm - in to Put - 4** • Discoveries with predictable reservoir performance and low water handling costs • Access to multiple crude oil transportation routes 9 BLOCKS* 563,829 GROSS ACRES* 459,884 NET ACRES* *At December 31, 2014 **Put - 4 farm - in is pending final approval by the Agencia Nacional de Hidrocarburos (“ANH”) 25 km

13 GRAN TIERRA ENERGY INC. Costayaco Field – Core Asset Technical Excellence in Reservoir Management • Track record of reserves progression • Reserves growth with improved recovery • Expect to average ~ 12,200 BOEPD GROSS WI in 2015 Costayaco Light and Medium Oil Reserves (Gross WI)*: RESERVES CATEGORY MMBO (SEC) MMBO (COGEH) Proved 26.5 26.0 Probable 5.4 5.4 Proved plus Probable 31.9 31.4 Possible 4.4 4.9 Proved plus Probable plus Possible 36.3 36.3 *SEC/COGEH compliant reserve study completed by GLJ Petroleum Consultants, effective December 31, 2014 0.00 20.00 40.00 60.00 80.00 C1 2007 C1-C5 2008 C1-C7 2009 C1-C10 2010 C1-C14 2011 C1-C17 2012 C1-C18 2013 C1-C22 2014 1P 2P 3P RESERVE GROWTH (GROSS) BEFORE ROYALTY AND PRODUCTION INITIAL RECOVERABLE (MMBO) Note: columns may not add due to rounding

14 GRAN TIERRA ENERGY INC. Moqueta Oil Discovery GROWING THE PLATFORM New Reserves – Near Term Growth Moqueta Light and Medium Oil Reserves (Gross WI)*: 0.00 5.00 10.00 15.00 20.00 25.00 30.00 35.00 M1-M2 2010 M1-M6 2011 M1-M8 2012 M1-M12 2013 M1-M17 2014 1P 2P 3P RESERVE GROWTH (GROSS) BEFORE ROYALTY AND PRODUCTION LOWEST KNOWN OIL M11 M 4 M3 M 7 M1 Zapatero - 1 Corunta - 1A M12ST M12 TOP RESERVOIR 3 - D DEPTH MAP * SEC/COGEH compliant reserve study completed by GLJ Petroleum Consultants, effective Dec. 31, 2014. Additional Potential to be Delineated • Oil - water contact not found • Expect to average ~6,500 BOEPD GROSS WI in 2015 INITIAL RECOVERABLE (MMBO) RESERVES CATEGORY MMBO (SEC) MMBO (COGEH) Proved 15.5 15.3 Probable 7.8 7.9 Proved plus Probable 23.2 23.2 Possible 10.3 10.3 Proved plus Probable plus Possible 33.6 33.6 Note: columns may not add due to rounding

15 GRAN TIERRA ENERGY INC. Sinu - San Jacinto Basin New Exploration Concept in the Basin • Prospectivity associated with structural closures at the flanks of mud diapirs • Hydrocarbon generation in the depocenters rimmed by the diapirs in a mini - basin configuration with short mainly vertical migration to the traps • Multiple oil and gas seeps on Blocks • Seismic data acquired and prospects mapped. Anticipate drilling Sinu - 3 well in Q3 2016 Jaraguay Norte - 1 Discovery in 1981 ▪ • Discoveries in the area with high gravity (API > 40 ƒ ) oil suggest trap preservation with only minor biodegradation • Approximately 9 prospects and leads

16 GRAN TIERRA ENERGY INC. Peru Mid and Long - term Growth Opportunity • Transformational exploration potential • Significant step - change growth possibilities 5.7 Million gross acres ñ

17 GRAN TIERRA ENERGY INC. Bretaña Oil Discovery Bretaña Contingent Resources*: *Refer to Contingent Resource Advisory in the Appendix section at the end of this presentation Block 95 GROSS WI MMBOE (COGEH) P90 Low Estimate Contingent Resources (1C) 32.9 P50 Best Estimate Contingent Resources (2C) 53.5 P10 High Estimate Contingent Resources (3C) 79.3

18 GRAN TIERRA ENERGY INC. • Bretaña Norte 95 - 2 - 1XD • 99 foot gross (53 foot net) oil column • 3,095 bopd natural flow (18.5 ° API) from horizontal side - track • Additional exploration potential in Envidia Lobe. • Future field development on hold. Capital spend focused on maintaining facility integrity and security. • Future development area defined and to be retained within the retention period to facilitate future development scenarios or to provide time for monetization. Exploitation Platform Provides Mid - Term Growth Potential Block 95 Proposed Retention Area Bretaña 1X Bretaña Sur (L4 well) Envidia - 4X Bretaña Norte Envidia Prospect

Blocks 133 and 107

Block 107 and 133

- New 2D seismic acquired, five new prospects and leads identified on Block 107
- Osheki-1 exploration well expected to be drilled in 1H 2017
- Pre-drill civil contracts possibly to commence in 2H 2016

On trend with prolific hydrocarbon accumulations

- Camisea to the Southeast
- Recent oil discovery at Los Angeles-1x on Block 131
  - 2,258 bopd (at October 23, 2014)*

PROSPECTIVE RESOURCE POTENTIAL(MMboe)**

PROSPECT	BLOCK	LOW ESTIMATE (P90)	BEST ESTIMATE (P50)	HIGH ESTIMATE (P10)	PROBABILITY OF SUCCESS
Osheki	107	70.5	252.1	622.7	20%

*Source: Pacific Rubiales press release dated October 27, 2014. Readers are cautioned that Gran Tierra is unable to confirm whether such disclosure has been prepared by, or in consultation with, a qualified reserves evaluator or auditor or is in compliance with the COGE Handbook. There can be no assurances about the accuracy or reliability of this information.

**Per report prepared October 1, 2013 by independent reserves auditors GLJ. Refer to Prospective Resource Advisory in the Appendix section at the end of this presentation.


Aguaytia
Condensate Field
PERU
Los Angeles-1x
Discovery
Agua Caliente
Oil Field
Block 133
Mountain Front Lead
Lateral Ramp Lead
Footwall East Lead
Osheki
Prospect
Hangingwall Prospect
Salt Pillow Lead
Block 107
Operated property
Oil / Gas Pool
Oil Seep
Gas Seep
Oil / Gas Well

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GRAN TIERRA ENERGY INC.

20 GRAN TIERRA ENERGY INC. Blocks 123 and 129 Block 123 and 129 • Immediately up - dip and along strike from prolific Marañon Basin producing fields • New 2D seismic acquired, prospects mapped • Well permitting process to begin in June • Potential drilling in 1H 2017 PROSPECT BLOCK LOW ESTIMATE (P90) BEST ESTIMATE (P50) HIGH ESTIMATE (P10) PROBABILITY OF SUCCESS Cacique 129 23.6 161.8 658.3 15% Saltarin - Harpia 123/ 129 66.9 468.3 1974.1 29% PROSPECTIVE RESOURCE POTENTIAL ( MMboe ) * *Per report prepared October 1, 2013 by independent reserves auditors GLJ. Refer to Prospective Resource Advisory in the Appendix section at the end of this presentation

Brazil

MODERN CONCEPTS & TECHNOLOGY IN A MATURE BASIN

100% WI in 7 Blocks

- 47,733 gross acres
- 2P Gross WI reserves in the Tiê field increased 48% from year-end 2013 to 5.6 MMBOE (SEC compliant at Dec. 31, 2014)
- Expect to average ~1,100 BOEPD GROSS WI in 2015
- Working to remove gas-flaring restrictions and planning for facilities de-bottlenecking to increase production
- 35°API gravity crude

Testing new play concept - first in Brazil

- Three horizontal wells drilled
- Hydraulic multi-stage fracture and stimulation of tight oil-saturated sandstone and shale reservoirs can be applied
- GTE is currently evaluating test results to date



Foz do Amazonas Basin
Para-Maranhoa Basin
Barreirinhas Basin
Piaui-Ceara Basin
Potiguar Basin
Paraiba Basin
Pernambuco Basin
Sergipe-Alagoas Basin
Amazonas Basin
Solimoes Basin
Parnaiba Basin
BRAZIL
Reconcavo Basin
Salvador
Sao Francisco Basin
BRAZIL
Recôncavo Basin

21 GRAN TIERRA ENERGY INC.

22 GRAN TIERRA ENERGY INC. Corporate Social Responsibility KEY TO SUCCESS CSR plan ongoing to deliver sustainable value to our stakeholders through responsible resource development. We are integrating economic, and social and environmentally beneficial practices into our business, underpinned by shared value principles. HEALTH: • Vaccination/Immunization programs • Health centers EDUCATION: • Schools/Education materials • Scholarships INFRASTRUCTURE: • Access to clean water • Electricity COMMUNITY SUSTAINABILITY: • Agriculture • Aquaculture

23 GRAN TIERRA ENERGY INC. Corporate Social Responsibility (cont’d.) A Shared Value Approach • R esponsible for delivering sustainable value to our stakeholders by integrating economic and social value and environmental best practices to our business • For the company to succeed, the community in which we operate must also succeed . Principles for Corporate Social Responsibility (CSR): • Stakeholder Engagement • Socio - Economic Development • Ethics and Transparency • Environmental Stewardship • Human Rights • Share Values Principles Award - Winning Condimentos Putumayo • Sustainable agri - business alternative to illicit crop farming • Winner of the Caso Exitoso Sociedad Civil contest

24 GRAN TIERRA ENERGY INC. Capital Market Summary 1 Weighted average number of basic and diluted common and exchangeable shares outstanding for the year - ending December 31, 2014. 2 At December 31, 2014 including common shares, exchangeable shares, options and warrants currently exercisable or exercisable within 60 days of December 31, 2014. 3 At February 2, 2015 including common shares, exchangeable shares, options and warrants currently exercisable or exercisable within 60 days of February 2, 2015. Symbol (NYSE MKT, TSX): GTE Basic & Diluted Shares Outstanding 1 : 284 Million Director and Officer Ownership 2 : 4.0% Director and Officer Ownership 3 : 3.0% Share Price (April 20, 2015): US$3.38 Market Capitalization: $960MM Average 2014 Daily Trading Volume (NYSE MKT): 530,000 shares Average 2014 Daily Trading Volume (TSX): 1,080,000 shares

25 GRAN TIERRA ENERGY INC. 2015 Capital Program and Financial Position *As announced in February 8, 2015 press release 2015 CAPITAL PROGRAM COLOMBIA : $66mm PERU : $45mm BRAZIL : $28mm $ 140 Million * includes $1mm in Corporate Activities No Debt

26 GRAN TIERRA ENERGY INC. 200, 150 - 13th Avenue SW Calgary, Alberta, Canada T2R 0V2

27 GRAN TIERRA ENERGY INC. Glossary of Terms bbl : Barrel BOE: Barrel of Oil Equivalent BOEPD Barrel of Oil Equivalent per Day bopd : Barrels of Oil per Day CAGR: Compounded Annual Growth LTT: Long - term Test MM: Million MMBO Million Barrels of Oil MMBOE: Million Barrels of Oil Equivalent MMcf : Million Cubic Feet MMstb : Million Stock Tank Barrels NAR: Net After Royalty RLI: Reserve Life Index Tcf : Trillion Cubic Feet WI: Working Interest

28 GRAN TIERRA ENERGY INC. Appendix Contingent Resources Advisory : On January 31 , 2015 , Gran Tierra received the draft results of a reserves estimate for Bretaña field in Peru, provided by its independent reserves auditor, GLJ Petroleum Consultants (“GLJ ”), in response to the drilling results of the Bretaña Sur 95 - 3 - 4 - 1 X appraisal well subsequent to year - end 2014 . As expected, this drilling data did result in a reduction of the Probable and Possible reserves associated with the Bretaña Field and, following a review of the draft report for the updated reserves, and considering the current low oil price environment and the significant aspects of the Bretaña Field project no longer in line with Gran Tierra's strategy, the Board of Directors determined that they would not proceed with the further capital investment required to develop the Bretaña Field . As a result of this decision, all 2 P and 3 P reserves associated with the field were reduced to nil and reclassified as contingent resources . Please see the press release of Gran Tierra dated March 1 , 2015 and filed on SEDAR (www . sedar . com) on March 4 , 2015 , for a further discussion of these contingent resources . The contingent resource estimate was prepared in compliance with National Instrument 51 - 101 – Standards of Disclosure for Oil and Gas Activities and the Canadian Oil and Gas Evaluation Handbook . Contingent resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development, but which are not currently considered to be commercially recoverable due to one or more contingencies . Economic contingent resources are those contingent resource that are currently economically recoverable . Sub - economic contingent resources are those contingent resources that are not currently economically recoverable . A project is classified as development on hold where there is a reasonable chance of development but there are major non - technical contingencies to be resolved that are usually beyond the control of the operator . The following classification of contingent resources was used : • Low Estimate means there is at least a 90 percent probability (P 90 ) that the quantities actually recovered will equal or exceed the low estimate . • Best Estimate means there is at least a 50 percent probability (P 50 ) that the quantities actually recovered will equal or exceed the best estimate . • High Estimate means there is at least a 10 percent probability (P 10 ) that the quantities actually recovered will equal or exceed the high estimate . • Pmean is the mean field size or arithmetic average estimate of the quantities that will actually be recovered .

29 GRAN TIERRA ENERGY INC. Appendix Prospective Resources Advisory: On January 29 , 2014 , Gran Tierra announced the results of a prospective resource estimate for its four largest prospects in Peru, provided by its independent reserves auditor, GLJ Petroleum Consultants (“GLJ”) effective October 1 , 2013 . The resource estimate was prepared in compliance with National Instrument 51 - 101 – Standards of Disclosure for Oil and Gas Activities and the Canadian Oil and Gas Evaluation Handbook . There is no certainty that any portion of the resources will be discovered . If discovered, there is no certainty that it will be commercially viable to produce any portion of the resources . Readers are cautioned that the prospective resource potential and well - flow test results disclosed in the January 29 , 2014 press release, and in this presentation, are not necessarily indicative of long term performance or of ultimate recovery . Unrisked prospective resources are not risked for change of development or chance of discovery . If a discovery is made, there is no certainty that it will be developed or, if it is developed, there is no certainty as to the timing of such development . In the January 29 , 2014 press release, and this presentation, risked prospective resources have been risked for chance of discovery but have not been risked for chance of development . If a discovery is made, there is no certainty that it will be developed or, if it is developed, there is no certainty as to the timing of such development . The following classification of prospective resources was used : • Low Estimate means there is at least a 90 percent probability (P 90 ) that the quantities actually recovered will equal or exceed the low estimate . • Best Estimate means there is at least a 50 percent probability (P 50 ) that the quantities actually recovered will equal or exceed the best estimate . • High Estimate means there is at least a 10 percent probability (P 10 ) that the quantities actually recovered will equal or exceed the high estimate . • Pmean is the mean field size or arithmetic average estimate of the quantities that will actually be recovered .